Exhibit 10.26

HEALTH MANAGEMENT ASSOCIATES, INC.

1996 EXECUTIVE INCENTIVE COMPENSATION PLAN

AWARD NOTICE

Grantee:
Types of Awards:	Restricted Stock Award Cash Performance Award
Number of Shares:
Cash Amount:
Date of Grant:

1. Grant of Awards. This Award Notice serves to notify you that the Compensation Committee (the “Committee”) of the Board of Directors of Health Management Associates, Inc. (“HMA”) hereby grants to you, under HMA’s 1996 Executive Incentive Compensation Plan (the “Plan”), a restricted stock award for the number of shares of HMA’s Class A Common Stock, par value $.01 per share (the “Common Stock”) set forth above (the “Restricted Stock Award”), and a cash performance award for the amount set forth above (the “Cash Award,” and together with the Restricted Stock Award, the “Award”), each on the terms and conditions set forth in this Award Notice and the Plan. The Plan is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is available from HMA’s Human Resources Department upon request. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used and not defined in this Award Notice are defined in the Plan.

2. Restrictions and Vesting. Subject to the terms set forth in this Award Notice and the Plan, provided you are still an Eligible Person at that time, the Award will vest and be paid in accordance with this Section 2.

(a)	Time-Vesting Restricted Stock. At the end of each Grant Year, one-eighth of the total number of shares of Common Stock represented by the Restricted Stock Award included in this Award Notice (the “Time-Based Shares”) will vest provided that you remain an Eligible Person at all times from the Date of Grant until the conclusion of such Grant Year.

(b)	Performance-Vesting Restricted Stock. In addition to the Time-Based Shares, at the end of each Grant Year, and provided that you remain an Eligible Person at all times from the Date of Grant until the conclusion of such Grant Year, some or all of the additional shares of Common Stock represented by the Restricted Stock Award included in this Award Notice may vest as set forth below, subject to Committee certification pursuant to Section 2(e) hereof:

(i)	At the conclusion of the First Grant Year, and provided that you have remained an Eligible Person at all times from the Date of Grant until the conclusion of the First Grant Year, a maximum of one-eighth of the total number of shares of Common Stock represented by the Restricted Stock Award included in this Award Notice (the “Maximum Annual Eligible Performance Shares”) will vest based upon the achievement by the Company during the First Grant Year of the Performance Requirements described below. The portion of the Maximum Annual Eligible Performance Shares that actually vest at the conclusion of the First Grant Year, or that subsequently vest in accordance with Section 2(b)(iii) hereof, are referred to herein as the “Earned Annual Performance Shares.” At the conclusion of each Subsequent Grant Year, and provided that you have remained an Eligible Person at all times from the Date of Grant until the conclusion of such Subsequent Grant Year, an additional number of shares of Common Stock equal to the Earned Annual Performance Shares will vest.

(ii)	Of the Maximum Annual Eligible Performance Shares eligible for vesting based upon the achievement by the Company during the First Grant Year of the Performance Requirements described below, (i) 50% will vest based upon the achievement by HMA of the Stock Price Requirement for the First Grant Year, and (ii) up to 50% will vest based upon the achievement by HMA of the EBITDA Requirement, in whole or in part, for the First Grant Year. The portion of the Maximum Annual Eligible Performance Shares that vest (and thus are deemed Earned Annual Performance Shares) upon the conclusion of the First Grant Year based upon the achievement by HMA of the EBITDA Requirement will be determined by reference to the table set forth below in the definition of “EBITDA Requirement.” In the event that all or any portion of the Maximum Annual Eligible Performance Shares for the First Grant Year do not vest (and thus are not deemed to be Earned Annual Performance Shares) because one or both of the Performance Requirements are not met for the First Grant Year, the portion that does not vest shall be carried over to Subsequent Grant Years and may subsequently vest in accordance with Section 2(b)(iii) hereof. By way of example only, if an Award relates to a total of 40,000 shares of Common Stock, the Maximum Annual Eligible Performance Shares would be 5,000 shares of Common Stock. In such example, if HMA were to achieve one of the two Performance Requirements during the First Grant Year, a total of 2,500 shares of Common Stock would vest with respect to the First Grant Year and would be deemed Earned Annual Performance Shares, with the remaining 2,500 shares of Common Stock that did not vest with respect to the First Grant Year being carried over to Subsequent Grant Years for possible vesting in accordance with Section 2(b)(iii) hereof.

(iii)	Catch-Up. In the event that all or any portion of the Maximum Annual Eligible Performance Shares do not vest at the conclusion of the First

Grant Year (and thus are not deemed Earned Annual Performance Shares) because one or more of the Performance Requirements are not met for the First Grant Year, the portion that does not vest with respect to the First Grant Year shall be carried over to Subsequent Grant Years and may become eligible for vesting if the Committee determines, with respect to any Subsequent Grant Year, that the Performance Requirements that were not met for the First Grant Year have been achieved on a cumulative basis after taking into account HMA’s performance for the Subsequent Grant Year(s). Any shares of Common Stock that become eligible for vesting pursuant to this Section 2(b)(iii) shall vest on the same time schedule as the Earned Annual Performance Shares (e.g., with respect to shares that first become eligible for vesting after the second Grant Year by virtue of this Section, 50% shall vest at the time of Committee certification following the second Grant Year, and 25% at the end of the third Grant Year and the remaining 25% at the end of the fourth Grant Year). By way of example only, if in the First Grant Year no portion of the EBITDA Requirement was met, 50% of the Maximum Annual Eligible Performance Shares for the First Grant Year would not be deemed to Earned Annual Performance Shares and would instead be carried over to the second Grant Year. If during the second Grant Year, HMA were to achieve 100% of Targeted EBITDA for the second Grant Year, plus an additional amount of EBITDA necessary to satisfy any shortfall in the EBITDA Requirement, the portion of the Maximum Annual Eligible Performance Shares that were carried over to the second Grant Year (or a portion thereof, if the EBITDA Requirement, on a cumulative basis, is satisfied at less than the 100% level described in the table set forth below in the definition of “EBITDA Requirement”) would become eligible for vesting and be deemed Earned Annual Performance Shares, and any remaining portion thereof would be carried over to the third Grant Year.

(c)	Cash Performance Award. At the end of each Grant Year, and provided that you remain an Eligible Person at all times from the Date of Grant until the conclusion of such Grant Year, all or part of the Cash Award may vest as set forth below, subject to Committee certification pursuant to Section 2(e) hereof:

(i)

At the conclusion of the First Grant Year, and provided that you have remained an Eligible Person at all times from the Date of Grant until the conclusion of the First Grant Year, a maximum of one-fourth of the total amount of the Cash Award (the “Maximum Annual Cash Amount”) will be eligible for payment based upon the achievement by the Company during the First Grant Year of the Performance Requirements described below. The portion of the Maximum Annual Cash Amount that actually becomes payable based upon the performance of the Company during the First Grant Year, or that subsequently becomes payable in accordance with Section 2(c)(iii) hereof, is referred to herein as the “Earned Annual Cash Amount.” At the conclusion of each Subsequent Grant Year, and provided that you have remained an Eligible Person at all times from the

Date of Grant until the conclusion of such Subsequent Grant Year, an additional amount equal to the Earned Annual Cash Amount will become payable.

(ii)	Of the Maximum Annual Cash Amount eligible for payment based upon the achievement by the Company during the First Grant Year of the Performance Requirements described below, (i) 50% will paid based upon the achievement by HMA of the Stock Price Requirement for the First Grant Year, and (ii) up to 50% will be paid based upon the achievement by HMA of the EBITDA Requirement, in whole or in part, for the First Grant Year. The portion of the Maximum Annual Cash Amount that becomes payable (and thus considered Earned Annual Cash Amount) upon the conclusion of the First Grant Year based upon the achievement by HMA of the EBITDA Requirement will be determined by reference to the table set forth below in the definition of “EBITDA Requirement.” In the event that all or any portion of the Maximum Annual Cash Amount for the First Grant Year does not become payable (and thus is not deemed Earned Annual Cash Amount) because one or more of the Performance Requirements are not met for the First Grant Year, the portion that is not deemed Earned Annual Cash Amount shall be carried over to subsequent Grant Years and may become payable in accordance with Section 2(c)(iii) hereof. By way of example only, if the Cash Award hereunder is $400,000, the Maximum Annual Cash Amount for each Grant Year is $100,000. In such example, if HMA were to achieve one of the two Performance Requirements with respect to the First Grant Year, a total of $50,000 would be payable with respect to the First Grant Year and would be deemed Earned Annual Cash Amount, with the remaining $50,000 that was not deemed Earned Annual Cash Amount with respect to the First Grant Year being carried over to Subsequent Grant Years for possible payment in accordance with Section 2(c)(iii) hereof.

(iii)

Catch-Up. In the event that all or any portion of the Maximum Annual Cash Amount with respect to the First Grant Year is not payable at the conclusion of the First Grant Year (and is not deemed Earned Annual Cash Amount) because one or more of the Performance Requirements are not met for the First Grant Year, the portion that is not payable with respect to the First Grant Year shall be carried over to Subsequent Grant Years and may become eligible for payment if the Committee determines, with respect to any Subsequent Grant Year, that the Performance Requirements that were not met for the First Grant Year have been achieved on a cumulative basis after taking into account HMA’s performance for the Subsequent Grant Year(s). Any amount that become eligible for payment pursuant to this Section 2(c)(iii) shall be paid on the same time schedule as the Earned Annual Cash Amount (e.g., with respect to amounts that first becomes eligible for payment after the second Grant Year by virtue of this Section, 50% shall be payable at the time of Committee certification following the second Grant Year, and 25% at the end of the third Grant Year and the remaining 25% at the end of the fourth Grant Year). By way of example only, if in the First Grant Year no portion of the EBITDA Requirement was met, 50% of the Maximum Annual Cash Amount for the First Grant Year would not be deemed Earned Annual Cash Amount for the First Grant Year and would instead be carried over to the second Grant Year. If during the second Grant Year, HMA were to achieve 100% of Targeted EBITDA for the second Grant Year, plus an additional amount of EBITDA necessary to satisfy any shortfall in the EBITDA Requirement, the portion of the Maximum Annual Cash Amount that was carried over to the second Grant Year (or a portion thereof, if the EBITDA Requirement, on a cumulative basis, is satisfied at less than the 100% level described in the table set forth below in the definition of “EBITDA Requirement”) would become eligible for payment, and any remaining portion thereof would be carried over to the third Grant Year.

(iv)	Payment. HMA shall pay the Earned Annual Cash Amount for each Grant Year to you as soon as administratively practicable following the Committee’s certification of the amount of the Cash Award to be paid to you, but no later than March 15th of the calendar year following the end of each Grant Year.

(d)	Effect of Death, Termination or Retirement. Without limiting any other requirements set forth in this Section 2, in the event of your death, the termination of your employment with HMA or any subsidiary prior to the conclusion of the fourth Grant Year, or if you are otherwise not an Eligible Person prior to the conclusion of the fourth Grant Year, any unvested portions of the Award shall be forfeited and shall not vest or be paid. Notwithstanding the foregoing, any then unvested portions of the Cash Award or the Performance Vesting Restricted Stock, with respect to which (and to the extent) the Performance Requirements have been met, shall accelerate and be deemed payable or vested, as applicable, upon your retirement from the Company at or after age 62; provided that no amounts that first become vested or payable pursuant to Sections 2(b)(iii) or 2(c)(iii) following your retirement shall inure to your benefit.

(e)	Committee Certification. As soon as practicable following the end of the First Grant Year (and any Subsequent Grant Year, with respect to amount that may become vested pursuant to Sections 2(b)(iii) or 2(c)(iii)), the Committee shall determine and certify in writing if and the extent to which the Performance Requirements were satisfied, and the number of shares of Common Stock underlying the Restricted Stock Award that vest and the amount of the Cash Award to be paid, in each case based upon the certified levels of performance.

(f)	Definitions. The following terms have the meanings set forth in this Section 2(f):

“Average Stock Price” means, with respect to the any Grant Year, the average of the Sales Prices of the Common Stock for the 30 consecutive trading days immediately prior to the last day of such Grant Year.

“EBITDA” means, with respect to any Grant Year, HMA’s earnings before interest, taxes, depreciation and amortization, as determined by the Committee.

“EBITDA Requirement” means, for the First Grant Year, the achievement by the Company of EBITDA, as determined by the Committee, in an amount equal to the necessary percentage of Targeted EBITDA as set forth in the following table:

Percentage of Targeted EBITDA Achieved During Grant Year	Percentage of EBITDA- Based Performance Awards Eligible For Vesting
Less than 75.0%	0%
75.0%-79.9%	25%
80.0%-89.9%	50%
90.0%-99.9%	75%
100.0% or Greater	100%

“First Grant Year” means the fiscal year of HMA during which the Date of Grant occurs.

“Grant Year” means each of the First Grant Year and each Subsequent Grant Year.

“Performance Requirements” means collectively, the EBITDA Requirement and the Stock Price Requirement.

“Sales Price” of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System. In the absence of such quotations, the Committee shall be entitled to determine the Sales Price on the basis of such quotations as it considers appropriate.

“Stock Price Requirement” means with respect to the First Grant Year, either (i) an increase of 8% in HMA’s Average Stock Price for such Grant Year over HMA’s Average Stock Price for the immediately preceding fiscal year, as determined by the Committee, or (ii) an increase in HMA’s Average Stock Price at least equal to the increase (if any), or not less than the decrease (if any) during the immediately preceding fiscal year of the value of the Standard & Poors 500 Index, as reported in the Wall Street Journal.

“Subsequent Grant Year” means each of the first, second and third fiscal years of HMA following the conclusion of First Grant Year.

“Targeted EBITDA” means, for any Grant Year, the total targeted EBITDA established by HMA’s Board of Directors prior to the commencement of a Grant Year and reflected in its approved profit plan for such Grant Year.

3. Effect of Change in Control. Upon the occurrence of a Change in Control of HMA, your rights will be determined in accordance with Section 9 of the Plan.

4. Performance Awards. The Cash Award and the Restricted Stock Award (other than the Time-Based Award) are intended to constitute Performance Awards under Article 8 of the Plan and shall be interpreted and administered by the Committee consistent with this intention.

5. Book Entry Registration; Issuance of Shares. The Restricted Stock Award will initially be evidenced by book-entry registration only, without the issuance of a certificate representing the shares of Common Stock underlying the Restricted Stock Award. Subject to Section 9 of this Award Notice, upon the written determination by the Committee of the vesting of any shares subject to the Restricted Stock Award pursuant to this Award Notice, HMA shall issue a certificate representing such vested shares of Common Stock as promptly as practicable following the date of vesting as determined by the Committee. The shares of Common Stock may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

6. Nonassignability. The shares of Common Stock underlying the Restricted Stock Award may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged, hypothecated, margined or otherwise encumbered in any way prior to the vesting of such shares, whether by operation of law or otherwise, except by will or the laws of descent and distribution. After vesting, the sale or other transfer of the shares of Common Stock shall be subject to applicable laws and regulations under the Securities Act of 1933.

7. Rights as a Stockholder. Prior to the vesting of the shares of Common Stock subject to the Restricted Stock Award, you will have all of the other rights of a stockholder with respect to the shares of Common Stock so awarded, including, but not limited to, the right to receive such dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of HMA’s stockholders.

Notwithstanding the foregoing, dividends paid with respect to those shares of Common Stock subject to the Restricted Stock Award that have not vested at the time of such dividend payment shall be held in the custody of HMA (pursuant to a rabbi trust, escrow or similar arrangement) and shall be subject to the same restrictions that apply to the shares of Common Stock subject to the Restricted Stock Award with respect to which the dividends are issued. Any such dividends will be paid to you, with interest, only when, and if, such shares of Common Stock subject to the Restricted Stock Award become vested in accordance with this Award Notice.

8. Rights of HMA and Subsidiaries. This Award Notice does not affect the right of HMA or any of its Subsidiaries to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

9. Restrictions on Issuance of Shares. If at any time HMA determines that the listing, registration or qualification of the shares of Common Stock underlying the Restricted Stock Award upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate representing any vested shares of Common Stock subject to the Restricted Stock Award, such issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to HMA.

10. Plan Controls. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

11. Amendment. Except as otherwise provided by the Plan, HMA may only alter, amend or terminate the Award with your consent.

12. Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges (i) that this Award Notice and the Plan set forth the entire understanding between him or her and HMA regarding the Cash Award and the Restricted Stock Award granted by this Award Notice, (ii) that this Award Notice and the Plan supercede all prior oral and written agreements on that subject, and (iii) that cash dividends paid with respect to the shares of Common Stock subject to the Restricted Stock Award will be held in the custody of the Company in the manner set forth in Section 7 hereof.

Dated:

Name:

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